Exhibit 99.1

     Digital River Exceeds Third Quarter Revenue and Earnings Expectations


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 26, 2005--Digital River, Inc. (NASDAQ:DRIV):

    --  Q3 Revenue - $53.2 million, up 35 percent year-over-year

    --  Q3 GAAP Diluted EPS - $0.31, up 41 percent year-over-year

    --  Q3 Pro Forma Diluted EPS - $0.50, up 72 percent year-over-year

    Digital River, Inc. (NASDAQ:DRIV), a global leader in e-commerce outsourcing, today reported revenue of $53.2 million for the quarter ended September 30, 2005. This represents an increase of 35 percent from revenue of $39.4 million in the third quarter of 2004. This performance exceeded the Company's third quarter revenue guidance of $52.5 million, provided on July 27, 2005.
    Q3 GAAP Results: In the third quarter, net income was $12.4 million, or $0.31 per share on a diluted basis, including $4.7 million of income tax expense. These results represent an increase of 52 percent compared to net income of $8.1 million, or $0.22 per diluted share with no income tax expense in the third quarter of 2004. This performance exceeded the GAAP diluted net income per share guidance of $0.27, provided by the Company on July 27, 2005.
    The Company's net effective tax rate for the quarter ended September 30, 2005, was approximately 28 percent, reflecting adjustments made in connection with the Company's 2004 U.S. federal income tax return. Absent these adjustments, the Company's total income taxes for the quarter would have been $5.8 million, net income would have been $11.3 million, and GAAP diluted net income per share would have been $0.28.
    Q3 Pro Forma Results: Net income for the third quarter of 2005, prior to the amortization of acquisition-related expenses and $4.5 million of non-cash income taxes, was $18.9 million, or $0.50 per share, excluding the impact of the Company's contingent convertible notes. These results represent a 79 percent increase compared to net income, on a similar basis, of $10.6 million, or $0.29 per diluted share, in the third quarter of 2004. This performance exceeded the pro forma diluted net income per share guidance of $0.48, provided by the Company on July 27, 2005.
    Nine Months Ended September 30, 2005, Revenue Results: For the nine-month period ended September 30, 2005, the Company reported revenue of $158.9 million. This represents a 50 percent increase from revenue of $106.2 million in the similar period of the prior year.
    Nine Months Ended September 30, 2005, GAAP Results: Through September 30, 2005, net income was $36.6 million, or $0.92 per share on a diluted basis, including $14.8 million of income tax expense. These results compared to net income of $22.5 million, or $0.63 per diluted share, with no income tax expense for the same period of 2004.
    Nine Months Ended September 30, 2005, Pro Forma Results: Through September 30, 2005, net income, prior to the amortization of acquisition-related expenses and $13.4 million of non-cash income taxes, was $56.5 million, or $1.52 per share, excluding the impact of the Company's contingent convertible notes. These results compared to net income, on a similar basis, of $28.8 million, or $0.81 per diluted share, for the same period of 2004.
    "In the third quarter, we again exceeded our revenue and earnings expectations," said Joel Ronning, Digital River's CEO. "Our business continues to scale and our strategic growth initiatives are paying off. Revenue generated through international markets, strategic marketing services and our oneNetwork online sales channel contributed to our solid third quarter performance."

    Q4 2005 Guidance

    Forward-looking guidance for the fourth quarter ending December 31, 2005, is as follows:

    --  Revenue is expected to be $57.1 million;

    --  GAAP diluted net income per share is expected to be $0.29; and

    -- Pro forma diluted net income per share is expected to be $0.51.

    Full Year 2005 Guidance

    Assuming fourth quarter 2005 results are achieved, full year 2005 results are expected to be:

    -- Revenue of $216.0 million; growth of 40 percent compared to $154.1 million for the full year 2004;

    -- GAAP diluted net income per share of $1.21, growth of 26 percent compared to $0.96 per share for the full year 2004; and

    -- Pro forma diluted net income per share of $2.03, growth of 64 percent compared to $1.24 per share for the full year 2004.

    Based on the variability of stock-based compensation expense, which will impact GAAP results beginning January 1, 2006, and the variability of tax calculations and available tax elections, the Company determined that the clearest forward-looking financial guidance for shareholders uses a non-GAAP measure of net income, which will be a new pro forma methodology for the Company. This methodology is similar to that used by many companies in the software, technology and Internet sectors. Beginning with the full year of 2006, guidance will be provided for expected total revenue and non-GAAP net income per share with a reconciliation of non-GAAP net income per share to GAAP net income per share. Because of the variability of stock-based compensation expense, GAAP net income per share guidance will be provided as a range.
    Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company's statement of operations, adding back amortization of acquisition-related costs, and beginning in 2006, stock-based compensation expense, to calculate non-GAAP pre-tax income. This figure is then taxed at 34 percent, the Company's anticipated fully-taxed rate, to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes the impact of the Company's contingent convertible notes, to derive non-GAAP EPS. For convenience, a table that summarizes non-GAAP net income and net income per share for historical quarters beginning in 2004 and year-to-date for 2005 is provided with the financial statements accompanying this announcement.

    Full Year 2006 Guidance

    Forward-looking guidance for the full-year ending December 31, 2006, is as follows:

    --  Revenue is expected to be $250.0 million;

    -- GAAP net income per share is expected to be $1.10 to $1.15 per diluted share, including $13.0 to $16.0 million of stock-based compensation expense. This expected result can be compared to $1.21 per diluted share expected in 2005 and $0.96 per diluted share achieved in 2004, excluding stock-based compensation expense for both comparable periods; and

    -- Non-GAAP diluted net income per share is expected to be $1.44. This expected result can be compared to non-GAAP net income per share, using the same methodology of $1.24 expected in 2005 and $0.77 achieved in 2004.

    "We believe our guidance reflects a healthy marketplace for Digital River in 2005 and beyond," Ronning said. "Our business continues to benefit from several market forces, including globalization and the ongoing shift from in-store to online purchasing and from physical to digital software delivery."
    Digital River's pro forma net income and per share results exclude the effects, if any, of the amortization of acquisition-related expenses, non-cash income taxes and the impact on GAAP results of the Company's contingent convertible notes. A detailed reconciliation to provide clarity on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this announcement. In addition, the calculation of GAAP diluted net income per share is provided in the table. Further information regarding the Company's use of non-GAAP financial data has been included in the Company's Form 8-K filed with the SEC on October 26, 2005.
    This release references the non-GAAP measures "non-GAAP net income" and "non-GAAP net income per share - diluted." Digital River believes investors will have a more complete understanding of its historical and projected future financial performance if they have visibility to both GAAP and non-GAAP financial measures. The Company uses these non-GAAP measures as a means to evaluate its performance period-to-period without taking into account certain expenses, including amortization of acquisition-related costs and stock-based compensation expense. In particular, stock-based compensation expense may fluctuate materially due to fluctuations in the price of Digital River's common stock both on a quarterly and annual basis. These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP.
    Digital River will hold a third quarter conference call today at 4:45 p.m. Eastern Daylight Time. A live webcast of the conference call can be accessed from http://www.digitalriver.com/2005q3earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID # 6574110 and dialing 888-896-0863 inside the United States or Canada, or by calling 973-582-2741 from international locations. A webcast replay of the call will be archived on the Company's corporate Web site.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.
    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as London; Tokyo; Taipei, Taiwan; and Cologne, Germany. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements regarding the Company's anticipated future growth, including the expansion of its global business infrastructure, and future financial performance as well as statements containing the words "anticipates" or "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion, and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 16, 2005, for the year ended December 31, 2004.
    The forward-looking statements regarding fourth quarter 2005 and full year 2006 reflect Digital River's expectations as of October 26, 2005. Results may be materially affected by many factors, such as changes in global economic conditions and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and that no additional intangible assets are recorded.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.



Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)

                                                  As of
                                  ------------------------------------
                                  September 30, 2005 December 31, 2004
                                  ------------------ -----------------
Assets
------
  Current assets
    Cash and cash equivalents              $145,068          $127,734
    Short-term investments                  210,217           164,402
    Accounts receivable, net                 25,540            21,520
    Other current assets                      5,123             3,317
                                  ------------------ -----------------
      Total current assets                  385,948           316,973
  Property and equipment, net                18,470            17,367
  Goodwill                                  156,515           148,086
  Intangible assets, net                     13,089            17,297
  Other assets                                9,637            10,113
                                  ------------------ -----------------
  Total assets                             $583,659          $509,836
                                  ================== =================
Liabilities and stockholders'
 equity
-----------------------------
  Current liabilities
    Accounts payable                        $91,983           $88,052
    Accrued payroll                           7,263             5,332
    Deferred revenue                          4,309             3,901
    Accrued acquisitions expenses             5,297             6,720
    Other accrued liabilities                16,903            14,221
                                  ------------------ -----------------
      Total current liabilities             125,755           118,226
  Non-current liabilities
    Convertible senior notes                195,000           195,000
    Deferred tax liability                    3,245             3,841
                                  ------------------ -----------------
      Total non-current
       liabilities                          198,245           198,841
                                  ------------------ -----------------
  Total liabilities                         324,000           317,067
                                  ------------------ -----------------
  Stockholders' equity
    Common stock                                352               337
    Additional paid-in capital              277,021           243,926
    Accumulated deficit                     (16,721)          (51,164)
    Accumulated other
     comprehensive loss                        (993)             (330)
                                  ------------------ -----------------
  Stockholders' equity                      259,659           192,769
                                  ------------------ -----------------
  Total liabilities and
   stockholders' equity                    $583,659          $509,836
                                  ================== =================



Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)

Condensed Consolidated Statements of Operations

                                Three months ended  Nine months ended
                                   September 30,       September 30,
                                ------------------ -------------------
                                  2005      2004     2005       2004
                                --------- -------- --------- ---------
Revenue                          $53,179  $39,439  $158,851  $106,171
Costs and expenses:
-------------------
  Direct cost of services          1,050    1,621     3,538     3,688
  Network and infrastructure       4,983    4,253    14,199    11,059
  Sales and marketing             16,713   13,338    48,829    36,213
  Product research and
   development                     5,210    3,732    14,796    10,301
  General and administrative       5,294    4,045    16,210    10,738
  Depreciation and amortization    2,308    2,207     6,805     5,677
  Amortization of acquisition-
   related costs                   2,089    2,434     6,595     6,280
                                --------- -------- --------- ---------
Total costs and expenses          37,647   31,630   110,972    83,956
                                --------- -------- --------- ---------
    Income from operations        15,532    7,809    47,879    22,215
                                --------- -------- --------- ---------
Other income/(expense), net        1,526      317     3,572       281
                                --------- -------- --------- ---------
    Income before income tax
     expense                      17,058    8,126    51,451    22,496
Income tax expense                (4,700)       -   (14,830)        -
                                --------- -------- --------- ---------
    Net income                   $12,358   $8,126   $36,621   $22,496
                                ========= ======== ========= =========

Net income per share - basic       $0.35    $0.25     $1.07     $0.70
                                ========= ======== ========= =========
Net income per share - diluted     $0.31    $0.22     $0.92     $0.63
                                ========= ======== ========= =========
Weighted average shares
 outstanding - basic              34,824   32,459    34,342    32,049
Weighted average shares
 outstanding - diluted            41,972   40,233    41,558    37,575



Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)

Condensed Consolidated Statements of Cash Flows

                                       Nine months ended September 30,
                                       -------------------------------
                                            2005            2004
                                       --------------- ---------------
Operating Activities:
---------------------
  Net income                                  $36,621         $22,496
    Adjustments to reconcile net
     income to net cash provided by
     operating activities:
      Amortization of acquisition-
       related costs                            6,595           6,280
      Change in accounts receivable
       allowance                                 (257)            360
      Depreciation and amortization             6,715           5,634
      Tax benefit of stock based
       compensation                            10,496               -
      Deferred and other income taxes           3,030               -
      Change in operating assets and
       liabilities:
        Accounts receivable                    (2,431)         (2,685)
        Prepaid and other assets                 (987)            246
        Accounts payable                          499          23,134
        Deferred revenue                          527            (164)
        Accrued payroll and other
         accrued liabilities                    3,495           2,506
                                       --------------- ---------------
          Net cash provided by
           operating activities                64,303          57,807
                                       --------------- ---------------

Investing Activities:
---------------------
    Purchases of investments                 (144,509)        (95,389)
    Sales of investments                       97,427          59,328
    Cash paid for acquisitions, net of
     cash received                             (9,482)       (125,856)
    Purchases of property, equipment
     and capitalized software                  (7,318)         (6,125)
                                       --------------- ---------------
          Net cash used in investing
           activities                         (63,882)       (168,042)
                                       --------------- ---------------

Financing Activities:
---------------------
    Principal amount on line of credit              -          45,000
    Repayment of principal on line of
     credit                                         -         (45,000)
    Proceeds from convertible senior
     notes                                          -         188,398
    Exercise of stock options                  22,154          10,104
    Sales of common stock under
     employee stock purchase plan               1,488             904
    Repurchase of common stock                 (3,205)              -
                                       --------------- ---------------
          Net cash provided by
           financing activities                20,437         199,406
                                       --------------- ---------------
Effect of exchange rate changes on
 cash                                          (3,524)            329
                                       --------------- ---------------
Net increase in cash and cash
 equivalents                                   17,334          89,500
Cash and cash equivalents, beginning
 of period                                    127,734         101,878

                                       --------------- ---------------
Cash and cash equivalents, end of
 period                                      $145,068        $191,378
                                       =============== ===============

                                       --------------- ---------------
Cash paid for interest on Convertible
 Senior Notes                                  $2,641              $-
                                       =============== ===============



Digital River, Inc.
Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of GAAP Diluted Net Income Per Share
------------------------------------------------

                                 Three months ended  Nine months ended
                                   September 30,      September 30,
                                 -------------------------------------
                                    2005      2004     2005     2004
                                 --------- --------- -------- --------
GAAP net income                   $12,358    $8,126  $36,621  $22,496
  Add back debt interest expense
   and issuance cost
   amortization, net of tax
   benefit                            501       843    1,470    1,080
                                 --------- --------- -------- --------
Adjusted net income for GAAP EPS
 calculation                      $12,859    $8,969  $38,091  $23,576
                                 ========= ========= ======== ========

Net income per share - diluted      $0.31     $0.22    $0.92    $0.63
                                 ========= ========= ======== ========
Weighted average shares
 outstanding - diluted             41,972    40,233   41,558   37,575


GAAP to Pro Forma Financial Reconciliations
-------------------------------------------

                                 Three months ended  Nine months ended
                                    September 30,      September 30,
                                 -------------------------------------
                                   2005       2004     2005     2004
                                 --------- --------- -------- --------
Pro Forma Financial
 Reconciliation:
-------------------
GAAP net income                   $12,358    $8,126  $36,621  $22,496
  Add back amortization of
   acquisition-related costs        2,089     2,434    6,595    6,280
  Add back non-cash income taxes    4,480         -   13,410        -
  Remove litigation reserve
   credit                               -         -     (158)       -
                                 --------- --------- -------- --------
Pro forma net income              $18,927   $10,560  $56,468  $28,776
                                 ========= ========= ======== ========

Pro forma net income per share -
 diluted                            $0.50     $0.29    $1.52    $0.81
                                 ========= ========= ======== ========
Pro forma weighted average
 shares outstanding - diluted      37,547    35,807   37,133   35,614


                                    Q4     Full Year
                                   2005      2005
                                 Guidance  Guidance
                                 --------- ---------
Pro Forma Guidance
 Reconciliation:
------------------
Expected GAAP net income per
 share - diluted                    $0.29     $1.21
Expected impact of amortization
 of acquisition-related costs        0.06      0.23
Expected impact of non-cash
 income taxes                        0.14      0.51
Expected impact of contingent
 convertible notes                   0.02      0.08
Expected impact of litigation
 reserve credit                         -         -
                                 --------- ---------
Expected pro forma net income
 per share - diluted                $0.51     $2.03
                                 ========= =========


Digital River, Inc.
Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of Historical non-GAAP Diluted Net Income Per Share
---------------------------------------------------------------

                                      Three months ended
                         ---------------------------------------------
                         March 31, June 30, September 30, December 31,
                           2004     2004        2004         2004
                         ---------------------------------------------

GAAP Pre-tax income        $7,615   $6,756        $8,126      $13,907
  Add back amortization
   of acquisition-
   related costs            1,579    2,267         2,434        1,989
  Add back stock-based
   compensation                 -        -             -            -
                         ---------------------------------------------
Non-GAAP income before
 income tax expense         9,194    9,023        10,560       15,896
Income tax expense @ 34%    3,126    3,068         3,590        5,405
                         ---------------------------------------------
Non-GAAP net income        $6,068   $5,955        $6,970      $10,491
                         =============================================

Non-GAAP net income per
 share - diluted            $0.17    $0.16         $0.17        $0.25
                         =============================================

Weighted average shares
 outstanding - diluted     35,059   37,440        40,233       41,396




                                                           Year ended
                                                          ------------
                                                          December 31,
                                                             2004
                                                          ------------

GAAP Pre-tax income                                           $36,403
  Add back amortization of acquisition-related costs            8,269
  Add back stock-based compensation                                 -
                                                          ------------
Non-GAAP income before income tax expense                      44,672
Income tax expense @ 34%                                       15,188
                                                          ------------
Non-GAAP net income                                           $29,484
                                                          ============

Non-GAAP net income per share - diluted                         $0.77
                                                          ============

Weighted average shares outstanding - diluted                  38,532




                                Three months ended
                         --------------------------------
                         March 31, June 30, September 30,
                           2005     2005        2005
                         --------------------------------

GAAP Pre-tax income       $18,937  $15,456       $17,058
Add back amortization of
 acquisition-related
 costs                      2,396    2,110         2,089
    Add back stock-based
     compensation               -        -             -
                         --------------------------------
Non-GAAP income before
 income tax expense        21,333   17,566        19,147
Income tax expense @ 34%    7,253    5,972         6,510
                         --------------------------------
Non-GAAP net income       $14,080  $11,594       $12,637
                         ================================

Non-GAAP net income per
 share - diluted            $0.34    $0.28         $0.30
                         ================================

Weighted average shares
 outstanding - diluted     41,454   41,154        41,972



Digital River, Inc.
Reconciliations
(Unaudited)

Reconciliation of Non-GAAP Guidance to GAAP
--------------------------------------------

                                                Three        Twelve
                                             months ended months ended
                                             ------------ ------------
2005 Non-GAAP Guidance Reconciliation        December 31, December 31,
-------------------------------------            2005         2005
                                             ------------ ------------

Expected GAAP net income per share - diluted       $0.29        $1.21
  Add back amortization of acquisition-
   related costs                                    0.05         0.21
  Subtract tax benefit of amortization
   expense                                         (0.02)       (0.06)
  Subtract impact of contingent convertible
   notes                                           (0.01)       (0.05)
  Subtract increase in assumed effective tax
   rate for non-GAAP results                           -        (0.07)
                                             ------------ ------------
Expected non-GAAP net income per share -
 diluted                                           $0.31        $1.24
                                             ============ ============






2006 Non-GAAP Guidance Reconciliation              2006       2006
-------------------------------------            Guidance   Guidance
                                                   Low        High
                                             ------------ ------------

Expected GAAP net income per share - diluted       $1.10        $1.15
  Add back amortization of acquisition-
   related costs                                    0.20         0.20
  Add back stock compensation expense               0.38         0.31
  Subtract tax benefit of amortization and
   stock-based compensation                        (0.20)       (0.18)
  Subtract impact of contingent convertible
   notes                                           (0.04)       (0.04)
                                             ------------ ------------
Expected non-GAAP net income per share -
 diluted                                           $1.44        $1.44
                                             ============ ============


    CONTACT: Digital River, Inc.
             Investor Contact:
             Bob Kleiber, 952-540-3024
             bkleiber@digitalriver.com
             or
             Media Contact:
             Gerri Dyrek, 952-253-8396
             publicrelations@digitalriver.com